                                                                    EXHIBIT 99.2

                                LOAN AGREEMENT

THIS AGREEMENT dated February 15, 2000 is among:


          QUEST VENTURES LTD., a British Columbia company having an office at Suite 850, 1095 West Pender Street, Vancouver, BC V6E 2M6

                                                                  (the "Lender")

AND:

          ICON LASER EYE CENTERS, INC., an Ontario corporation having its chief executive office at 1 Yonge Street, Suite 1014, Toronto, Ontario M5E 1E5
                                                                (the "Borrower")


WHEREAS the Lender has agreed to lend to the Borrower the principal amount of $4,000,000 (the "Loan") on the terms and subject to the conditions of this Agreement.


AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

1. LOAN ADVANCE. Subject to the fulfilment of the conditions precedent contained in paragraph 8 of this Agreement, the Lender shall advance up to the principal amount of the Loan to the Borrower, in increments of not less than $1,000,000 each, upon written notice from the Borrower. Each notice shall include an accounting of all trading activity within the Account (as defined below) up to the date of such notice.

2. USE OF PROCEEDS. The Borrower covenants and agrees with the Lender that the Loan funds will be used by the Borrower solely for the purpose of acquiring common shares in the capital of VisionAmerica Incorporated ("Targetco"), and for no other purpose without the prior written consent of the Lender.

3. THOMSON KERNAGHAN ACCOUNT. To facilitate the acquisition of Targetco securities in the market or from treasury, the Lender shall advance the Loan pursuant to the terms of this Agreement into the Borrower's brokerage account (the "Account") with Thomson Kernaghan (the "Broker"). The Borrower shall be given limited trading authority over the Account, solely to permit the Borrower to use the cash in the Account to purchase Targetco shares or Targetco convertible debt or such other Targetco securities as may be approved by the Lender (in its sole and absolute discretion) and to sell such securities. The Borrower shall not be authorized to withdraw cash or securities from the Account. All such trading restrictions shall be confirmed in a written acknowledgement from the Broker (the "Acknowledgement").

4. Term. Any outstanding balance of the Loan, including accrued interest, shall be immediately due and payable by the Borrower to the Lender on the earlier of:

     (a) August 31, 2000;

     (b) the date of closing of a takeover of the Borrower; or

     (c) the occurrence of an Event of Default, as defined in paragraph 12 hereof.

     If prior to the maturity of the Loan as determined above, the Borrower closes one or more equity or convertible debt financings, or if at any time the Borrower should dispose of any of its assets out of the ordinary course of business, or any of the securities in the Account, all net proceeds received by the Borrower, up to the full amount outstanding hereunder, shall be paid to the Lender within 72 hours of receipt of same, to be applied on account of the Loan, first to interest and any other costs then owing, then to principal.

     The Borrower may repay the Loan at any time before maturity, without penalty.

5. Interest. Interest shall accrue on the principal amount of the Loan advanced to the Account, calculated from the date of advance, at the rate of twelve (12%) percent per annum (net of any applicable withholding taxes), compounded monthly (effective rate of 12.68% per annum) as well as after default and judgment, and be payable by the Borrower to the Lender on the last business day of every month.

6. Legal Fees. The Borrower shall pay to the Lender all of its legal fees and other costs, charges and expenses of and incidental to the preparation, execution and carrying out of this Agreement and the security thereunder as may be required by the Lender to complete this transaction, up to a maximum of Cdn$7,500.

7. Bonus. As additional consideration for the Loan, the Borrower shall cause to be delivered to Lender a bonus in the form of 120,000 free-trading common shares in the capital the Borrower, at a deemed price of $5.00 per share (the "Bonus Shares"). A certificate representing the Bonus Shares are delivered to the Lender on or before the advance of the Loan to the Borrower.

8.   Conditions Precedent.  As conditions precedent to any advance:

     (a)  the Borrower will:

          (i) execute and deliver to the Lender a promissory note in the principal amount of $4,000,000, in form and terms set forth in Schedule "A" hereto (the "Loan Note");

          (ii) cause to be executed and delivered to the Lender a security agreement providing for the grant of a first security interest (subject to Permitted Encumbrances) in favour of the Lender over all present and after acquired personal property of the Borrower, including but not limited to all assets in the Account, in form and terms set forth in Schedule "B" hereto (the "Security Agreement");

          (iii) cause to be executed and delivered by the Broker the Acknowledgement referred to in paragraph 3 above;

          (iv)  deposit into the Account the sum of $2,000,000;

          (v) cause to be delivered to the Lender and its counsel legal opinions in the form and terms satisfactory to the Lender and its counsel, acting reasonably; and

          (vi) execute and deliver to the Lender a certified copy of the Borrower's resolution authorizing the transaction and the execution and delivery of all documents contemplated herein, in form satisfactory to the Lender and its counsel;

     (b) the representations and warranties of the Borrower contained in paragraph 9 shall be true and correct in all material respects and the Borrower shall have complied with all covenants required to be complied with at or prior to the advance of the Loan by the Lender; and

     (c) the Lender shall, in its sole and absolute discretion have determined to proceed with the advance of the Loan to the Borrower. For greater certainty, the Lender shall be under no obligation to advance the Loan hereunder, and may for any reason whatsoever, decide not to advance the Loan to the Borrower.

9. Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

     (a) the Borrower is a body corporate incorporated under the under the Business Corporations Act (Ontario) and has not discontinued or been dissolved under that Act;

     (b) the Borrower has the power and authority to carry on its business as now being conducted, in the jurisdictions it carries on business, and has the full power to acquire, own, hold, lease and mortgage its assets, real and personal;

     (c) this Agreement has been, and the Loan Note and all ancillary instruments or documents issued and delivered hereunder when executed, will have been duly authorized by all necessary action of the Borrower and each constitutes or will constitute a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms;

     (d) the Borrower is not in breach of or in default under any material obligation in respect of borrowed money and the execution and delivery of this Agreement, and the Loan Note and all ancillary instruments or documents issued and delivered hereunder, and performance of the terms hereof and thereof will not be, or result in, a violation or breach of, or default under, any law, agreement or instrument to which it is party or may be bound;

     (e) no litigation or administrative proceedings before any court or governmental authority are presently ongoing, or have been threatened in writing, or to the best of its knowledge are pending, against the Borrower or any of its assets or affecting any of its assets which could have a material adverse effect on its business or assets;

     (f) the Borrower's interim financial statements for the nine month period ended September 30, 1999 (the "Financial Statements") fairly present the financial affairs of the Borrower as of the date to which they are made up and they have been prepared in accordance with generally accepted accounting principles consistently applied, in conformity with the applicable guidelines of the Canadian Institute of Chartered Accountants and except as publicly disclosed, there have not been any adverse material changes in the business, operations or assets of the Borrower since the date of the Financial Statements

     (g) there has been no adverse material change (actual, contemplated or threatened) in the property, assets or business of the Borrower since the date of release of the Financial Statements, other than as publicly disclosed by Borrower prior to the date of this Agreement;

     (h) the Borrower is a reporting issuer under the Securities Acts of Alberta and Ontario, and is in compliance with its material obligations under those Acts and under the rules, regulations and policies of the Canadian Dealing Network ("CDN") and will maintain such status, without default, from the date hereof until repayment in full of the Loan to the Lender;

     (i) the Borrower is in compliance, in all material respects, with its timely disclosure obligations under applicable securities laws and, without limiting the generality of the foregoing, there has not occurred any material adverse change since September 30, 1999 and no material adverse fact exists in relation to the Borrower which has not been publicly disclosed;

     (j) the Bonus Shares have been validly issued as fully-paid, non-assessable common shares in the capital of the Borrower and are quoted on CDN, free from resale restrictions under applicable securities laws;

     (k) as at the date of this Agreement, except as disclosed in the Financial Statements and options granted under the Borrower's stock option plan and convertible securities described in Schedule C, no holder of outstanding shares in the capital of the Borrower will be entitled to any pre-emptive or any similar rights to subscribe for any of the shares in the capital of the Borrower, or other securities of the Borrower and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for any shares in the capital of the Borrower are outstanding;

     (l) the Borrower's chief executive office is located at 1 Yonge Street, Suite 1014, Toronto, Ontario M5E 1E5; and

     (m) except as disclosed in the Financial Statements, the Borrower own its business, operations and assets, and holds good title thereto, free and clear of all liens, claims or encumbrances whatsoever, except Permitted Encumbrances;

10. POSITIVE COVENANTS. The Borrower covenants and agrees that so long as any monies or other obligations shall be outstanding under this Agreement, it will:

     (a) at all times maintain its corporate existence and the corporate existence of all other corporations owned or controlled by it;

     (b)  duly perform this Agreement;

     (c) comply with and will cause each of its subsidiaries to comply with all applicable securities laws in connection with the acquisition of all Targetco shares contemplated under this Agreement;

     (d) carry on and conduct its business in a proper business-like manner in accordance with good business practice and will keep or cause to be kept proper books of account in accordance with generally accepted accounting principles;

     (e) maintain in good standing the Borrower's status as a reporting issuer under laws of Ontario and Alberta and the listing of its shares on each stock exchange on which its shares are listed;

     (f) furnish and give to the Lender within seven (7) days of delivery of a written demand from the Lender such reports, certificates, financial statements, including monthly internal financial and operational reports and documents and such other information with respect to the Borrower as the Lender may reasonably request;

     (g) provide the Lender with written notice of any proposed financing or offer to finance made by or to the Borrower;

     (h) furnish and give to the Lender (if such is the case) notice that there has occurred and is continuing an Event of Default under this Agreement or any event which would constitute an Event of Default hereunder or thereunder and specifying the same; and

     (i) perform and do all such acts and things as are necessary to perfect and maintain the security provided to the Lender pursuant to this Agreement.

11. Negative Covenants. The Borrower covenants with the Lender that the Borrower will not, without first obtaining the written consent of the
     Lender:

     (a) make, give, create or permit or attempt to make, give or create any mortgage, charge, lien or encumbrance (other than Permitted Encumbrances) that ranks in priority to the security interest of the Lender over all or any part of the business, assets or undertaking of the Borrower or any other corporation directly or indirectly owned in whole or in part by the Borrower, other than in the ordinary course of business;

     (b) allot and issue any new shares or sell, assign or otherwise dispose of, pledge or encumber any of its shares or any shares of any subsidiary corporation, except that it may grant stock options, carry out private or public offerings of debt or equity and allot or issue shares or other security in connection with the proposed transaction with Targetco, all in accordance with the policies and rules and subject to the approval of the CDN and issue shares in its capital in connection with the completion of acquisitions or the exercise of stock options or warrants or conversion of convertible securities which have previously been publicly disclosed;

     (c) make or cause to be made any sale or disposition of any substantial part of its or its subsidiaries' business, assets or undertaking at less than market value and then only in the ordinary course of business and if the Borrower disposes of the whole or any substantial part of such business, assets or undertaking, it will apply the net proceeds thereof to the repayment of the Loan provided, for greater certainty, however that the Borrower may enter into sale and lease back transactions in respect of its equipment in its ordinary course of business;

     (d) in any way vary or alter its share capital structure except as permitted in paragraph 11(b);

     (e) declare or provide for any dividends or other payments based on share capital;

     (f) redeem or purchase any of its shares or the shares of any subsidiary corporation;

     (g) borrow or cause any subsidiary to borrow money from any person other than the Lender without first obtaining and delivering to the Lender a duly signed assignment and postponement of claim by such person in favour of the Lender, in form and terms satisfactory to the Lender; or

     (h)  guarantee the obligations of any other person, directly or indirectly.

12. Events of Default. Each and every of the events set forth in this paragraph shall be an event of default ("Event of Default"):

     (a) if the Borrower fails to make any payment of principal, interest or Bonus when due hereunder, and such failure continues for two (2) business days thereafter;

     (b) if the Borrower defaults in observing or performing any term, covenant or condition of this Agreement, other than the payment of monies as provided for in subparagraph (a) hereof, on its part to be observed or performed and such failure continues for five (5) business days thereafter;

     (c) if any of the Borrower's covenants or representations in this Agreement were at the time given false or misleading in any material respect;

     (d) if the Borrower defaults in observing or performing any material term, covenant or condition of any debt instrument or obligation by which it is bound, makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or is adjudicated bankrupt or insolvent;

     (e) if the Borrower permits any sum which has been admitted as due by the Borrower, or is not disputed to be due by it, and which forms or is capable of being made a charge upon any of the assets or undertaking of the Borrower to remain unpaid or not challenged for thirty (30) days after proceedings have been taken to enforce the same;

     (f) if the Borrower, either directly or indirectly through any material subsidiary, cease or threaten to cease to carry on business;

     (g) if any order is made or issued by a competent regulatory authority prohibiting the trading in shares of the Borrower or if the Borrower's shares are suspended or delisted from trading on any recognized stock exchange;

     (h) if the Borrower petitions or applies to any tribunal for the appointment of a trustee, re ceiver or liquidator or commences any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law of any jurisdiction, whether now or hereafter in effect; and

     (i) if any petition or application for appointment of a trustee, receiver or liquidator is filed, or any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law are commenced, against either the Borrower or an order, judgment or de cree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceeding.

13. Effect of Event of Default. If any one or more of the Events of Default occurs or occur and is or are continuing, the Lender may without limitation in respect of any other rights they may have in law or hereunder, demand immediate payment of all monies owing hereunder. To facilitate the orderly repayment of the Loan after an Event of Default, the Borrower hereby irrevocably authorizes the Lender to liquidate all securities in the Account, withdraw all proceeds and apply same on account of the Loan, first to interest, costs and Bonus, then to principal.

14. Confidentiality. The Lender agrees to keep confidential all material information provided to it by the Borrower on a confidential basis pending the Borrower's public disclosure of such information and thereafter, to the extent the Borrower reasonably requires such information to be kept confidential.

15. Indemnity. The Borrower agrees to indemnify and save harmless the Lender and each of its directors, officers, employees and agents from and against all liabilities, claims, losses, damages and reasonable costs and expenses in any way caused by or arising directly or indirectly from or in consequence of the occurrence of any Event of Default under this Agreement.

16. Notices under this Agreement. Any notice, direction or other document required or permitted to be given pursuant to this Agreement shall, unless otherwise specifically provided, be given in writing and may be mailed, postage prepaid by registered mail, sent by facsimile transmission or personally served upon the appropriate party at the following addresses:

     if to the Borrower:

          ICON Laser Eye Centers Inc.
          1 Yonge Street, Suite 1014
          Toronto, Ontario  M5E 1E5

          Attention: Ken Wightman, Chief Financial Officer
          Fax No.:   (416) 364-7636
      to the Lender:

          Quest Ventures Ltd.
          Suite 850, 1095 West Pender Street
          Vancouver, BC  V6E 2M6

          Attention: A. Murray Sinclair
          Fax No.:   (604) 681-4692

     Any notice, direction or other document given:

     (a) by registered mail as set out above shall be deemed to have been given on the date of actual receipt by the addressee;

     (b) by personal delivery as set out above shall be deemed to have been given and received on the date on which it was so delivered or on the first business day thereafter if the date of delivery is not a business day in the place of delivery; and

     (c) by facsimile transmission as set out above shall be deemed to have been given and received on the date on which it was so transmitted or on the first business day thereafter if the date of transmission is not a business day in the place of receipt or if the time of transmission is after 4:00 p.m. at the place of receipt.

     Any party may change its address for notice by notifying the other parties to this Agreement in accordance with the provisions of this paragraph. If for any reason the method of giving notice selected by a party is impracticable, then such party shall be obliged to select an alternate method of giving notice.

17. Assignment, Successors and Assigns. The Borrower acknowledges the Lender's right to assign all or part of its rights under this Agreement to one or more assignees, subject only to the Lender's notification of such assignment or assignments being given in writing to the Borrower. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     If the Lender assigns all or any portion of its rights under this Agreement, the Borrower covenants and agrees, subject to all applicable withholding taxes, to make all payments of interest, principal and bonus due under this Agreement to the Lender and each assignee, pro rata in accordance with their respective proportionate interests in the Loan.

18. Waivers. No failure or delay on the Lender's part in exercising any power or right hereunder shall operate as a waiver thereof. The Lender's rights and remedies hereunder are cumulative and not exclusive of any rights or remedies provided by law. Time is of the essence hereunder.

19.  Permitted Encumbrances. "Permitted Encumbrances" shall mean:

     (a)  liens in favour of the Lender;

     (b) liens for taxes, assessments or other governmental charges not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Borrower, and provided that a stay of enforcement of such lien is in effect;

     (c) purchase money security interests placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that:

          (i) any such lien shall not encumber any property of the Borrower except the purchased asset, and

          (ii) the aggregate amount of indebtedness secured by such liens incurred as a result of such purchases during the term of the Loan shall not exceed $50,000;

     (d) unregistered, undetermined or inchoate liens and charges under the Construction Lien Act (Ontario), or the similar act of an other jurisdiction for amounts not overdue or delinquent, incidental to construction, maintenance, use or operation, a claim for which shall not at the time have been registered against the property and of which notice in writing shall not at the time have been given to the obligor or the Lender pursuant to the Construction Lien Act (Ontario) or the similar act of any other jurisdiction;

     (e) cash or governmental obligations not in an amount in excess of $50,000 in the aggregate deposited in the ordinary course of business to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or governmental or other authority in connection with the operations of the obligor;

     (f) permits, reservations, covenants, servitudes, watercourse, right of water, right of access or user licenses, easements, rights-of-way and rights in the nature of easements (including, without in any limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for railways, sidewalks, public ways, sewers, drains, gas and oil pipelines, steam and water mains or electric light or power, or telephone and telegraph conduits, poles, wires and cables) and minor irregularities in title in any case affecting real property and in reasonable judgement of the Lender in the aggregate will not materially and adversely affect the use of the property concerned for the purpose of which it is held or used by the obligor or the value of the property;

     (g) all rights reserved to or vested in any government body by the terms of any lease, license, franchise, grant or permit held by the obligor or affecting the property or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or periodic payments as a condition of the continuance thereof or to distrain against or to obtain a lien on any property or assets of any obligor in the event of failure to make such annual or other periodic payments, provided that no obligations in connection therewith are overdue or delinquent;

     (h) all unregistered rights, interest and privileges in favour of a public authority under or pursuant to any applicable statute or regulation provided same do not arise as a result of some failure to comply with a governmental requirement and that same will not in the reasonable judgement of the lender in the aggregate materially and adversely affect the use of the property for the purposes for which such property is held or used by any obligor or value the property affected;

     (i) any subsisting restrictions, exceptions, reservations, limitations, provisos and conditions (including, without limitation, royalties, reservation of mines, mineral rights and timber rights, access to navigable waters and similar rights) affecting any real property expressed in any original grants from a public authority and any statutory limitations, exceptions, reservations and qualifications provided that same will not in the reasonable judgement of the lender in the aggregate materially and adversely affect the use of the property for the purposes of which such property is held or used by any obligor or value the property affected; and

     (j) zoning, land use and building restrictions, bylaws, regulations and ordinances of federal, provincial, state, municipal or other governmental bodies or regulatory authorities, including municipal bylaws and regulations, airport zoning regulations, restrictive covenants and other land use limitations, public or private, bylaws and regulations, and other restrictions as to the use of real property provided that same will not in the reasonable judgement of the lender in the aggregate materially and adversely affect the use of the property affected for the purposes for which such property is held or used by any obligor or value of such property.

20. Invalidity. If at any time any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

21. Maximum Return. The Borrower and the Lender acknowledge and agree that it is their express intention and desire that in no event will the total payment to the Lender whether for interest, fees, bonus, commitment, stand-by or processing fees, or service charges or otherwise (collectively, the "Sum") result in an effective annual rate which exceeds the maximum rate permitted by law (the "Maximum Rate"). If the effective annual rate but for this paragraph exceeds the Maximum Rate, then the Sum will be reduced to an effective annual rate which is one percent less than the Maximum Rate, calculated using generally accepted actuarial practices and principles, by:

     (a) firstly, reducing the amount of the fees and charges payable; and
     (b) secondly, reducing the interest rate.

     Any overpayment by the Borrower after recalculation under this paragraph will immediately be returned by the Lender to the Borrower.

22. Governing Laws. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Borrower submits to the jurisdiction of the Courts of the Province of Ontario and agrees to be bound by any suit, action or proceeding commenced in such Courts and by any order or judgment resulting from such suit, action or proceeding, but the foregoing will in no way limit the right of the Lender to commence suits, actions or proceedings based on this Agreement in any jurisdiction it may deem appropriate.

23. Amendment. This Agreement may be changed only by or pursuant to an agreement in writing signed by the parties hereto.

24. Precedence. In the event that any provisions of any documents other than this Agreement, (the "Conflicted Agreements"), contradict and are otherwise incapable of being construed in conjunction with the provisions of this Agreement, the provisions of this Agreement shall take precedence over those contained in the Conflicted Agreements and, in particular, if any act of the Borrower is expressly permitted under this Agreement but is prohibited under the Conflicted Agreements, any such act shall be permitted under this Agreement and shall be deemed to be permitted under the Conflicted Agreements.

25. Schedules. All Schedules attached hereto shall be deemed fully a part of this Agreement.

26. Currency. All references herein to "dollars" or "$" are to United States dollars, unless otherwise indicated.

27. Counterparts. This Agreement may be signed in one or more counterparts, originally or by facsimile, each such counterpart taken together shall form one and the same agreement.

TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Agreement on the date first above written.

QUEST VENTURES LTD.


Per: ___________________________
     Authorized Signatory
     Print name:

ICON LASER EYE CENTERS, INC.


Per: ___________________________
     Authorized Signatory
     Print name:

                                  SCHEDULE "A"

                                PROMISSORY NOTE



                                                             Due: Not later than
                                                                 August 31, 2000
Principal Amount:         US$4,000,000                        at Vancouver, B.C.


     For value received, ICON Laser Eye Centers, Inc. (the "Borrower") hereby promises to pay to QUEST VENTURES LTD. (the "Lender") on August 31, 2000 or such earlier date as is provided in that certain Loan Agreement between the Lender and the Borrower, dated February 15, 2000, the sum of FOUR MILLION UNITED STATES DOLLARS (US$4,000,000), with interest accruing from the date hereof at a rate of TWELVE (12%) PERCENT per annum (net of any applicable withholding taxes), compounded monthly (effective rate of 12.68% per annum), before and after each of maturity, default and judgment, payable on the last business day of every month by cheque, cash or bank draft and delivered to the Lender at 850 - 1095 West Pender Street, Vancouver, BC V6E 2M6.

     The undersigned hereby waives notice of dishonour and presentment.


     Dated at Toronto, Ontario this 15/th/ day of February, 2000.


SIGNED, SEALED AND DELIVERED
by ICON LASER EYE CENTERS, INC.


Per: ___________________________
     Authorized Signatory

                                 SCHEDULE "D"

                           OUTSTANDING SECURITIES IN
                         ICON LASER EYE CENTERS, INC.
                         ----------------------------

I.  COMMON SHARES

A.  ISSUED PRIOR TO AMALGAMATION

                                                                              Number of Common Shares
                                           Underlying                           Pre-         Post-
Date of Issue              Holder          Security       Exercise Price    Amalgamation  Amalgamation
-------------              ------          --------       --------------    ------------  ------------
                       ICON Laser
  Jun 17/98            Centres Inc.           N/A              N/A                  50         225,000

  Jun 17/98            Ghassan Barazi         N/A              N/A                  50         225,000

                           Ocular
                       Developments
  May 26/99               Limited             N/A              N/A                1040       4,680,000


  May 26/99           Park Lane Trust         N/A              N/A                1040       4,680,000

                          Thomson
  Aug 31/99              Kernaghan            N/A              N/A                21.8          98,100

                           Ocular                              N/A
  Aug 31/99 /1/        Developments SA        N/A                            186.28844         838,298

  Aug 31/99 /2/        Brenda Johnson         N/A              N/A              43.026         193,617

                       3293742 Canada
  Aug 31/99                Inc.               N/A              N/A             287.943       1,295,745

  Aug 31/99 /3/       Michael Johnson         N/A              N/A              13.332          60,000

  Aug 31/99/4/        Nichole Johnson         N/A              N/A               8.889          40,000
                                                                                 -----          ------
                                                         ISSUED PRIOR TO
                                                          AMALGAMATION:      2741.2784      12,335,760

B.  Issued on Amalgamation
    ----------------------
Sept 01/99            Northern Gaming         N/A              N/A                 N/A         958,220
                       Shareholders

Sept 01/99             rounding up of         N/A              N/A                 N/A              96
                     fractional shares
                                                              TOTAL
                                                         OUTSTANDING ON
                                                          AMALGAMATION:            N/A      13,294,076
                                                                                            ----------

___________________________

     /1/ Purchase of Pan Pacific Laser Eye Institute Inc.

     /2/ Purchase of London Place Eye Centre, Inc.

     /3/ Purchase of London Place North Eye Centre, Inc.

     /4/ Purchase of London Place North Eye Centre, Inc.

                                                                              Number of Common Shares
                                           Underlying                           Pre-         Post-
Date of Issue              Holder          Security       Exercise Price    Amalgamation  Amalgamation
-------------              -----           --------       --------------    ------------  ------------

C.   Issued Post-Amalgamation
     ------------------------
                     Bright Technology
Sept 08/99/5/         Ltd. and others         N/A              N/A              N/A          1,021,275

Sept 08/99           Private Placement        N/A              N/A              N/A            252,500
                        Subscribers

Oct 15/99            Private Placement        N/A              N/A              N/A            277,000
                        Subscribers

Nov 26/99            Private Placement        N/A              N/A              N/A             40,000
                        Subscribers

Nov 18/99                BC and ON            N/A              N/A              N/A             76,000
                         Employees

Nov 30/99             Rights Offerings        N/A              N/A              N/A          1,494,735

Dec 17/99            Private Placement        N/A              N/A              N/A             62,000
                        Subscribers

Jan 04/00            Bright Technology        N/A              N/A              N/A            105,713

                                                             TOTAL                          16,623,299
                                                          OUTSTANDING:
D.   Future Issuances
     ----------------
II.  U.S. RESIDENTS/6/

to be determined         employees            N/A              N/A              N/A             52,182

to be determined        Jack Gunion           N/A              N/A              N/A              6,383

to be determined         Rick Lewis           N/A              N/A              N/A             15,000

                                                              TOTAL:                            73,565
III. ACE ACQUISITION/7/

to be determined      Shareholders of         N/A              N/A              N/A          2,094,027
                      Vista Southwest

to be determined      Shareholders of         N/A              N/A              N/A          2,547,630
                      ICON Laser Eye
                          Centers

to be determined      Shareholders of         N/A              N/A              N/A             42,553
                    ICON Vision Centers
                                                              TOTAL:                         4,684,210

____________________________________

     /5/ Purchase of Eye Academy Limited

     /6/ Awaiting advice of Martin Enright

     /7/ Shares are subscribed for pursuant to Letters of Intent; shares to be issued upon closing, date to be determined

                                                                              Number of Common Shares
                                           Underlying                           Pre-         Post-
Date of Issue              Holder          Security       Exercise Price    Amalgamation  Amalgamation
-------------              -----           --------       --------------    ------------  ------------
IV. STOCK OPTION PLAN

Sept 01/99              Management &      Common Share       US$2.35            N/A          1,607,000
                         Employees
V.  WARRANTS

May 26/99/8/            CALP II L.P.      Common Share       US$2.35            108.7471       489,362

                      CALP II L.P. and
                     Dominion Capital
Jul 28/99/9/             Fund Ltd.        Common Share       US$2.35            174.9409       787,234
                                                                               ---------    ----------

                                                              TOTAL
                                                            WARRANTS:            283.688     1,276,596

VI. COMPENSATION OPTIONS
                          Thomson
May 26/99/10/            Kernaghan        Common Share       US$2.35             25.5556       115,000

                          Thomson
Jul 28/99/11/            Kernaghan        Common Share       US$2.35              41.111       185,000

                          Thomson
Jul 28/99/12/            Kernaghan        Common Share     Cdn.$3.03030           4.2678        19,205

Nov 30/99/13/             Thomson         Common Share      U.S.$4.00           N/A            149,474
                         Kernaghan                                          ------------    ----------
                                                           TOTAL COMP.
                                                             OPTION:             70.9344       468,679

_________________________________

     /8/  Expires May 27, 2002

     /9/  Expires May 27, 2002

     /10/ Expires May 28, 2001

     /11/ Expires May 28, 2001

     /12/ Expires July 28, 2001

     /13/ Expires November 30, 2001

                                                                              Number of Common Shares
                                           Underlying                           Pre-         Post-
Date of Issue              Holder          Security       Exercise Price    Amalgamation  Amalgamation
-------------              -----           --------       --------------    ------------  ------------
VII   CONVERTIBLE PROMISSORY NOTE

Jul 28/99/14/       Striker Capital Ltd.  a) Common     a) Cdn. $2.9098787       14.6667   a)   66,000
                                          Share
                                                        b) Cdn. $3.0303          14.6667   b)   66,000
                                          b) Warrants                          ---------  ------------
                                                           TOTAL NOTE:           29.3334       132,000
                                                          + STOCK OPTION        N/A          1,607,000
                                                            +WARRANTS:           283.688     1,276,596
                                                         +COMP. OPTIONS:         70.9344       468,679
                                                                               ---------    ----------
                                                              TOTAL
                                                           CONVERTIBLE         383.95558     3,484,275

                                                           +OUTSTANDING
                                                          COMMON SHARES         N/A         16,623,299

                                                          U.S. RESIDENTS        N/A             73,565
                                                                                ---

                                                         ACE ACQUISITION        N/A          4,684,210
                                                                                ---         ----------
                                                           TOTAL (FULLY
                                                            DILUTED)            N/A         24,865,349
                                                                                ===         ==========

______________________________________

     /14/ Expires July 31, 2000